UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

MORGAN STANLEY BITCOIN TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-43211	32-6833090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 761-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of Morgan Stanley Bitcoin Trust	MSBT	NYSE Arca, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Morgan Stanley Investment Management Inc., the delegated sponsor (“Delegated Sponsor”) of Morgan Stanley Bitcoin Trust (the “Trust”), announced that Craig Abruzzo (“Mr. Abruzzo”) would assume the position of Co-Chief Operating Officer of the Delegated Sponsor and be appointed as a director of the Delegated Sponsor, effective October 1, 2026.

The Delegated Sponsor is a wholly-owned subsidiary of Morgan Stanley. Mr. Abruzzo also serves as Managing Director of the Delegated Sponsor in addition to his role as Co-Chief Operating Officer of the Delegated Sponsor. Mr. Abruzzo was previously the global Head of Enterprise Controls for Morgan Stanley and global co-head of Foreign Exchange and Emerging Markets in Morgan Stanley’s Fixed Income Division. Prior to his leadership roles in Fixed Income, Mr. Abruzzo was global head of Morgan Stanley’s Futures and Derivatives Clearing business, and earlier responsible for product development, strategy and marketing for Prime Brokerage. Mr. Abruzzo also has held the role of Risk Manager for Morgan Stanley’s global Prime Brokerage business and its European equity derivatives activities. Prior to joining Morgan Stanley, Mr. Abruzzo was an attorney in the swaps and derivatives practice area of Cravath, Swaine and Moore in New York. Mr. Abruzzo received his J.D. from New York University School of Law, where he was an editor of the New York University Law Review, and his B.A. in economics from Drew University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2026

Morgan Stanley Bitcoin Trust

By:	Morgan Stanley Investment Management Inc., as the Delegated Sponsor of the Trust

By:	/s/ Scott Steel
Name:	Scott Steel*
Title:	Managing Director

* The registrant is a trust and the person is signing in their capacity as an officer of Morgan Stanley Investment Management Inc., the Delegated Sponsor of the registrant.